UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective November 22, 2005, the Audit Committee of Braintech, Inc. (the “Company”) approved the dismissal of KPMG, LLP Chartered Accountants (“KPMG”) as its principal independent accountant. The report of KPMG on the consolidated audited financial statements as of and for the years ended December 31, 2003 and December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an additional paragraph stating “the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ended December 31, 2004, and interim period through the date of their dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

Effective November 22, 2005, the Company engaged Smythe Ratcliffe, Chartered Accountants, (“Smythe Ratcliffe”) as its principal independent accountant to audit the financial statements commencing with the year ended December 31, 2005.

During the Company’s two most recent fiscal years ended December 31, 2004, and interim period through the date of their engagement, neither the Company, nor someone on its behalf, consulted Smythe Ratcliffe, regarding the application of accounting principles to a specific complete or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01 Exhibits

Exhibit No. 16 Letter from KPMG, LLP, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

                /s/ Edward White

By: Edward White

Chief Financial Officer and Director

Date: December 5, 2005